Exhibit 99.1

GLOBAL PARTNERS LP

Contacts:

Thomas J. Hollister	Edward J. Faneuil
Chief Operating Officer and	Executive Vice President,
Chief Financial Officer	General Counsel and Secretary
Global Partners LP	Global Partners LP
(781) 894-8800	(781) 894-8800

Global Partners Completes Purchase from ExxonMobil
of 148 Dealer-Operated Gas Stations in New England

Transaction Includes Fuel Supply Rights at 31 Additional Mobil Locations;
Partnership’s Acquisition of 42 ExxonMobil Company-Operated Stations
Expected to Close by End of Third Quarter

Waltham, Mass., September 8, 2010 — Global Partners LP (NYSE: GLP), one of the largest wholesale distributors of gasoline, distillates and residual oil in the New England states and New York, today announced the closing of the initial phase of its purchase of Mobil-branded retail gas stations and supply rights in Massachusetts, New Hampshire and Rhode Island.

The Partnership has today completed the purchase from Exxon Mobil Corporation of 148 dealer-operated Mobil stations included in the transaction, as well as gasoline and diesel supply rights for an additional 31 Mobil stations owned and operated by independent Mobil dealers in the same states.  By the end of September, Global Partners expects to close on its purchase of the remaining assets in the agreement — 42 Mobil-branded stations directly operated by ExxonMobil.

All of the stations will continue to operate under the Mobil brand as part of a long-term branding agreement between ExxonMobil and Global Partners.

“The acquisition of these strategic assets contributes significant new year-round income for Global Partners,” said Eric Slifka, President and Chief Executive Officer of Global Partners. “We believe that the combination of our wholesale supply expertise, outstanding terminal portfolio and unique system capabilities will enable us to generate strong returns from this transaction, which adds vertical integration to our transportation fuel supply business.”

Of the 221 stations covered under the transaction, 179 are located in Massachusetts, 22 in Rhode Island and 20 in New Hampshire.  The stations sold approximately 370 million gallons of gasoline and diesel fuel in 2009.

“ExxonMobil has built the premier brand and a superb dealer network in these states, and we look forward to continuing the long tradition of providing high-quality Mobil transportation fuels in these markets,” Slifka said.

Global Partners is financing the acquisition with borrowings under its new four-year, $1.15 billion senior secured credit facility.

About Global Partners LP

Global Partners LP, a publicly traded master limited partnership based in Waltham, Massachusetts, owns, controls or has access to one of the largest terminal networks of refined petroleum products in the Northeast.  The Partnership is one of the largest wholesale distributors of gasoline, distillates (such as home heating oil, diesel and kerosene) and residual oil to wholesalers, retailers and commercial customers in the New England states and New York. Global Partners LP, a FORTUNE 500® company, trades on the New York Stock Exchange under the ticker symbol “GLP.” For additional information, please visit www.globalp.com.

Forward-looking Statements

Some of the information contained in this news release may contain forward-looking statements. Forward-looking statements do not relate strictly to historical or current facts and include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “may, “ “believe,” “should,” “could,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “foresee,” “continue,” “will likely result,” or other similar expressions. In addition, any statement made by Global Partners LP’s management concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects and possible actions by Global Partners LP or its subsidiaries are also forward-looking statements. Forward-looking statements are not guarantees of performance. Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause future results to be materially different from the results stated or implied in this news release. For additional information about risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2009, Quarterly Report on Form 10-Q for the period ended June 30, 2010 and subsequent filings the Partnership makes with the Securities and Exchange Commission. Developments in any of these areas could cause Global Partners LP’s results to differ materially from results that have been or may be anticipated or projected. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this news release or, in the case of forward-looking statements, contained in any document incorporated by reference, the date of such document, and Global Partners LP expressly disclaims any obligation or undertaking to update these statements to reflect any change in its expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.

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